Exhibit 99.1

Intrusion Inc. Reports First Quarter 2024 Results

Intrusion Shield customer penetration continues to expand

PLANO, Texas, May 14, 2024 (ACCESSWIRE) -- Intrusion Inc. (NASDAQ: INTZ), a leader in cyberattack prevention solutions, announced today financial results for the first quarter ended March 31, 2024.

Recent Financial & Business Highlights:

•	Improved first quarter EPS to $(0.94) per share from $(4.49) per share in the first quarter of 2023.
•	In partnership with iOne Resources, announced a notice of award to supply the Secure Electronic Transmission Services (SETs) for the 2025 Philippines midterm elections.
•	Partnered with Total Information Management Corporation (TIM) to provide advanced threat detection and prevention solutions to Orca Cold Chain Solutions to enhance supply chain security.
•	Acquired a minority stake in Klever AI to help improve Intrusion Shield technology and broaden customer penetration into multiple industries.
•	Regained compliance with Nasdaq’s minimum bid price and equity standard requirements.

First Quarter Financial Results

Revenue for the first quarter of 2024 was $1.1 million, a decrease of $0.2 million on both a sequential and year-over-year basis. The decline in revenue during the first quarter of 2024 was driven by a decrease in consulting revenue that was mainly associated with the federal budget not being approved until the end of the first quarter, which hindered the timing of new contract awards.

The gross profit margin was 80% for the first quarter of 2024, compared to 76% in the first quarter of 2023.

Operating expenses in the first quarter of 2024 were $3.4 million, a decrease from $5.0 million in the comparable quarter of last year.

The net loss for the first quarter of 2024 was $(1.7) million, or $(0.94) per share, compared to a net loss of $(4.7) million, or $(4.49) per share for the first quarter of 2023.

As of March 31, 2024, cash and cash equivalents were $0.1 million. Subsequent to the end of the quarter, Intrusion entered into a private placement subscription agreement pursuant to which the Company sold to purchasers in a Private Offering 1.3 million shares of its common stock each of which is coupled with a warrant to purchase two shares of common stock at an aggregate offering price of $1.95 per share. The Private Offering resulted in net proceeds to Intrusion of $2.6 million. Also subsequent to March 31st, Intrusion sold 0.2 million shares of common stock through a warrant inducement offering resulting in $0.6 million in net proceeds. The Company intends to use the net proceeds from the Private Offering for working capital and general corporate purposes. The cash balance as of May 10, 2024 was $2.4 million.

“During the first quarter, we continued to make progress toward growing our Intrusion Shield customer base as we build on the strong momentum we experienced at the end of 2023,” said Tony Scott, CEO of Intrusion. “Our robust Shield partnerships have continued to benefit our business, which is evident by the announcement that we made recently with iOne Resources, where Intrusion’s technology will be a part of a $25 million award to help protect the cybersecurity and integrity of the midterm elections in the Philippines, with the award creating over $1 million in ARR for our Shield business in the second half of 2024. This partnership, along with our other recently announced customer wins, highlights the success we have been achieving through our go-to-market strategy for our compelling and innovative strategies that provide customers with the tools they need to better identify, deflect, and eliminate any cyber threats they may encounter.”

Mr. Scott continued, “Over the past several weeks, we have also successfully been able to complete the final stages of our strategic plan to regain compliance with Nasdaq’s minimum listing requirements with the announcement of our most recent Private Offering and converting $9.5 million of our senior debt to equity. Both of which helped us achieve the minimum equity standard required to remain listed on the Nasdaq Capital Markets. Looking ahead, we continue to remain focused on ensuring we have the funds we need to not only propel our growth but also satisfy our customers’ needs with cost-effective cybersecurity solutions for their enterprise.”

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Conference Call

Intrusion’s management will host a conference call today at 5:00 P.M., EDT. Interested investors can access the live call by dialing 1-888-506-0062, or 1-973-528-0011 for international callers, and providing the following access code: 681222. The call will also be webcast live (LINK). For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. EDT until May 28, 2024, by dialing 1-877-481-4010, or 1-919-882-2331 for international callers, and entering the following access code: 50472. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion IP addresses. After years of gathering global internet intelligence and working with government entities, the company released its first commercial product in 2021. Intrusion Shield allows businesses to incorporate a Zero Trust, reputation-based security solution into their existing infrastructure. Intrusion Shield observes traffic flow and instantly blocks known or unknown malicious connections from entering or exiting a network to help protect against zero-day and ransomware attacks. Incorporating Intrusion Shield into a network elevates an organization's overall security posture by enhancing the performance and decision-making of other solutions in its cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This release may contain certain forward-looking statements, including, without limitations, comments about the performance of protections provided by our Intrusion Shield product and any other words that react to management’s expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof. They involve several risks and uncertainties, including, without limitation, the chances that our products and solutions do not perform as anticipated or do not meet with widespread market acceptance. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including risks that we have detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors."

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion Inc.

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INTRUSION INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2024	March 31, 2023
Revenue	$1,131	$1,309
Cost of Revenue	226	313

Gross Profit	905	996

Operating Expenses:
Sales and marketing	1,177	1,738
Research and development	1,019	1,796
General and administrative	1,181	1,506

Operating Loss	(2,472)	(4,044)

Interest expense	(228)	(285)
Interest accretion and amortization of debt issuance costs	990	(446)
Interest (expense) and other income	(6)	41

Net Loss	$(1,716)	$(4,734)

Net Loss Per Share:
Basic	$(0.94)	$(4.49)
Diluted	$(0.94)	$(4.49)

Weighted Average Common Shares Outstanding:
Basic	1,865	1,054
Diluted	1,865	1,054

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INTRUSION INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$122	$139
Accounts receivable, net	256	364
Prepaid expenses and other assets	385	635
Total current assets	763	1,138
Noncurrent Assets:
Property and equipment:
Equipment	1,972	2,069
Capitalized software development	3,131	2,791
Leasehold improvements	15	15
Property and equipment, gross	5,118	4,875
Accumulated depreciation and amortization	(2,105)	(1,955)
Property and equipment, net	3,013	2,920
Finance leases, right-of-use assets, net	216	382
Operating leases, right-of-use assets, net	1,569	1,637
Other assets	171	171
Total noncurrent assets	4,969	5,110
TOTAL ASSETS	$5,732	$6,248

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable, trade	$1,893	$2,215
Accrued expenses	356	222
Finance lease liabilities, current portion	284	384
Operating lease liabilities, current portion	247	178
Notes payable	1,724	10,823
Deferred revenue	915	439
Total current liabilities	5,419	14,261

Noncurrent Liabilities:
Finance lease liabilities, noncurrent portion	2	3
Operating lease liabilities, noncurrent portion	1,480	1,539
Total noncurrent liabilities	1,482	1,542

Commitments and Contingencies

Stockholders’ Deficit:
Series A Preferred stock, $0.01 par value: Authorized shares – 20; Issued & outstanding – 9 in 2024 and 0 in 2023	9,275	–
Common stock, $0.01 par value: Authorized shares – 80,000; Issued shares – 1,958 in 2024 and 1,791 in 2023; Outstanding shares – 1,957 in 2024 and 1,790 in 2023	19	18
Common stock held in treasury, at cost – 1 share	(362)	(362)
Additional paid-in capital	101,875	101,049
Accumulated deficit	(111,933)	(110,217)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ deficit	(1,169)	(9,555)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$5,732	$6,248

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